EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005, relating to the financial statements of Synagro Technologies, Inc., which appears in Synagro Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.



/s/ PricewaterhouseCoopers LLP
June 22, 2005